EXHIBIT 99.1


PRESS RELEASESOURCE: INTERPLAY ENTERTAINMENT CORP.

      INTERPLAY ANNOUNCES FIRST QUARTER 2003 EARNINGS
      TUESDAY MAY 20, 5:56 PM ET
      IRVINE, CALIF., APRIL 1
      /PRNEWSWIRE-FIRSTCALL/


INTERPLAY ENTERTAINMENT CORP. (OTC BULLETIN BOARD: IPLY.OB) TODAY REPORTED OPERATING RESULTS FOR THE FIRST QUARTER OF 2003.

For the first quarter ended March 31, 2003, the Company reported a net income of $5.6 million, or $.06 per basic and diluted share, compared to a net income of $1.5 million, or $.03 per basic share and $.02 per diluted share, in the same period last year. Net revenues for the first quarter 2003 were $18.8 million versus $15.4 million in the same period a year ago, an increase of 22 percent. Finally, operating income increased 267 percent from the prior year to $5.6 million in the first quarter 2003 as compared to $1.5 million in the first quarter 2002. The increase in net revenues and net income was mainly due to the sale of all future interactive entertainment publishing rights to the "Hunter:
The Reckoning" franchise for $15 million.

Gross profit margin for the first quarter 2003 was 63 percent, compared to 71 percent in the first quarter of 2002. Gross profit margin was lower in the first quarter this year as compared to last year mainly due to $1.8 million in write-offs of development projects that were impaired because these titles were not expected to meet our desired profit requirements and was offset in part by no inventory expenditures for delivering the gold master to one title in the first quarter this year under the new North American distribution agreement with Vivendi Universal Games, Inc. Under this new agreement, Vivendi pays us a lower per unit rate and in return is responsible for all manufacturing, marketing and distribution expenditures. Total operating expenses decreased 34 percent to $6.2 million from $9.4 million in the first quarter of this year as compared to the same period last year.

Net revenues by platform for the first quarter of 2003 were 3 percent PC, 16 percent console, and 81 percent OEM, royalties and licensing. On a geographic basis, North America accounted for 10 percent of total net revenues, International represented 9 percent, and OEM, royalty and licensing accounted for 81 percent.

Commenting on the announcement, Interplay Chairman and Chief Executive Officer Herve Caen said, "The sale of the Hunter franchise in the first quarter provided additional operating capital while continuing to improve our balance sheet. The rest of the year will be devoted to delivering quality products on time and improving shareholder value."

About Interplay Entertainment Corp.


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


Interplay Entertainment is a leading developer, publisher and distributor of interactive entertainment software for both core gamers and the mass market. Interplay develops games for personal computers as well as next generation video game consoles, many of which have garnered industry accolades and awards. Interplay releases products through Interplay, Black Isle Studios and its distribution partners.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

Statements contained in this release except for historical information are forward-looking statements that are based on current expectations and involve risks and uncertainties. Without limiting the generality of the foregoing, words such as "may," "will," "expect," "believe," "anticipate," "intend," "could," "estimate," or "continue" or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements. The risks and uncertainties inherent in such statements may cause actual future events or results to differ materially and adversely from those described in the forward-looking statements. Examples of such forward-looking statements include, among other things, future improvements in gross margin, operating expenditures, and product sales. Important factors that may cause actual future events or results to differ materially and adversely from those described in the forward-looking statements include (a) the success of company's future adventure and role playing games, (b) consumer reaction to the company's future games, (c) the company's ability to consistently and timely release profitable products and its ability to control costs, and (d) other factors discussed in the company's filings from time to time with the Securities and Exchange Commission, including but not limited to the company's annual report on Form 10-K for the fiscal year ended December 31, 2002 and the company's subsequent quarterly filings on Form 10-Q. The company disclaims any obligation to revise or update any forward-looking statements that may be made from time to time by it or on its behalf.

                          INTERPLAY ENTERTAINMENT CORP.
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS


                                                           Three Months Ended
                                                                March 31,
                                                              (Unaudited)
                                                       ------------------------
                                                         2003            2002
                                                       --------        --------
                                                        (Dollars in thousands,
                                                       except per share amounts)

Net revenues ...................................       $ 18,762        $ 15,375
Cost of goods sold .............................          6,985           4,477
                                                       --------        --------
     Gross profit ..............................         11,777          10,898

Operating expenses
     Marketing and sales .......................            121           1,654
     General and administrative ................          2,362           3,016
     Product development .......................          3,678           4,698
                                                       --------        --------
        Total operating expenses ...............          6,161           9,368
                                                       --------        --------
Operating income ...............................          5,616           1,530
Other expenses .................................            (40)            (35)
                                                       --------        --------
Net income .....................................       $  5,576        $  1,495
                                                       ========        ========

Cumulative dividend on participating
preferred stock ................................       $   --          $    133
                                                       --------        --------
Net income attributable to common
stockholders ...................................       $  5,576        $  1,362
                                                       ========        ========
Net income per common share:
Basic ..........................................       $   0.06        $   0.03
Diluted ........................................           0.06            0.02

Weighted average number of common
shares outstanding:
Basic ..........................................         93,849          54,438
Diluted ........................................         93,849          54,503


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


                          INTERPLAY ENTERTAINMENT CORP.
                      CONDENSED CONSOLIDATED BALANCE SHEETS



                                                       March 31,    December 31,
                                                         2003           2002
                  ASSETS                              (Unaudited)
                                                       ---------      ---------
Current Assets                                           (Dollars in thousands)
   Cash ..........................................     $   1,027      $     134
   Trade receivables, net ........................         9,283          2,676
   Inventories ...................................           871          2,029
   Prepaid licenses and royalties ................         1,525          5,129
   Other current assets ..........................           989          1,200
                                                       ---------      ---------
       Total Current Assets ......................        13,695         11,168

Property and Equipment, net ......................         2,872          3,130
                                                       ---------      ---------
TOTAL ASSETS .....................................     $  16,567      $  14,298
                                                       =========      =========

  LIABILITIES AND STOCKHOLDERS' DEFICIT
Current Liabilities
   Current debt ..................................     $   2,112      $   2,082
   Accounts payable ..............................        13,556         16,681
   Accrued expenses ..............................         9,250          9,465
                                                       ---------      ---------
      Total Current Liabilities ..................        24,918         28,228

Commitments and Contingencies
Stockholders' Deficit
   Common stock ..................................            94             94
   Paid-in-capital ...............................       121,639        121,637
   Accumulated deficit ...........................      (130,217)      (135,793)
   Accumulated other comprehensive income ........           133            132
                                                       ---------      ---------
      Total Stockholders' Deficit ................        (8,351)       (13,930)
                                                       ---------      ---------
TOTAL LIABILITIES AND STOCKHOLDERS'
DEFICIT ..........................................     $  16,567      $  14,298
                                                       =========      =========


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


                          INTERPLAY ENTERTAINMENT CORP.
    QUARTER END INFORMATION SHEET - 3 MONTHS ENDED - MARCH 31, 2003 AND 2002
                             (Dollars in thousands)
                                   (Unaudited)


                                                                      PERCENT
                                                                      INCREASE
                                        QUARTER ENDED                (DECREASE)
--------------------------------------------------------------------------------
                             MARCH 31, 2003      MARCH 31, 2002       QUARTER
GEOGRAPHIC REVENUE MIX     -----------------    -----------------
                                       % OF                 % OF
                            AMOUNT     TOTAL     AMOUNT     TOTAL
                           -------    ------    -------    ------      ------
North America .........    $ 1,879     10.0%    $ 4,502     29.3%      -58.3%
International .........      1,707      9.1%      1,414      9.2%       20.7%
OEM, royalty and
  licensing ...........     15,176     80.9%      9,459     61.5%       60.4%
                           -------    ------    -------    ------      ------
Total net revenues ....    $18,762    100.0%    $15,375    100.0%       22.0%
                           =======    ======    =======    ======      ======


                                                                      PERCENT
                                                                      INCREASE
                                        QUARTER ENDED                (DECREASE)
--------------------------------------------------------------------------------
                             MARCH 31, 2003      MARCH 31, 2002       QUARTER
PLATFORM REVENUE MIX       -----------------    -----------------
                                       % OF                 % OF
                            AMOUNT     TOTAL     AMOUNT     TOTAL
                           -------    ------    -------    ------      ------


PC ....................    $   648      3.4%    $ 4,200     27.3%      -84.6%
Console ...............      2,938     15.7%      1,716     11.2%       71.2%
OEM, royalty and
  licensing ...........     15,176     80.9%      9,459     61.5%       60.4%
                           -------    ------    -------    ------      ------
Total net revenues ....    $18,762    100.0%    $15,375    100.0%       22.0%
                           =======    ======    =======    ======      ======



                                   QUARTER ENDED
                                  ----------------
NEW TITLES BY PLATFORM            Q1-03      Q1-02
                                  -----      -----

PC ....................             0          0
Console ...............             1          0
                                  -----      -----
Total new titles ......             1          0
                                  =====      =====


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